Prospect Capital Corporation

3,200,000 Shares1
Common Stock
($0.001 par value)

Underwriting Agreement

New York, New York
April 22, 2009

To the Representatives
named in Schedule I
hereto of the several
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of common stock, $0.001 par value (“Common Stock”), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”).  The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Certain terms used herein are defined in Section 21 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has entered into an investment advisory and management agreement, dated as of June 24, 2004, as renewed on June 6, 2008 by the Board (the “Investment Advisory Agreement”), with Prospect Capital Management LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Advisers Act.  The Company has entered into an administration agreement, dated as of June 24, 2004, as renewed on June 6, 2008 by the Board (the “Administration Agreement”), with Prospect Administration, LLC, a Delaware limited liability company (the “Administrator”).

The Company has filed, pursuant to the 1933 Act, with the Commission a registration statement on Form N-2 (File No. 333-143819), which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Securities.  The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act Filed Pursuant to

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[1]	Plus an option to purchase from the Company, up to 480,000 additional Securities to cover over-allotments.

Section 54(a) of the 1940 Act” (File No. 814-00659) with the Commission on April 16, 2004, under the 1940 Act.

The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective (or is deemed effective pursuant to Rule 430A or Rule 430C under the 1933 Act), including the information, if any, omitted from the registration statement pursuant to Rule 430A (the “Rule 430A Information”), any registration statement filed pursuant to Rule 462(b) under the 1933 Act, and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.”  The prospectus included in the Registration Statement at the time it became effective is hereinafter referred to as the “Base Prospectus.”  The Base Prospectus and any prospectus or prospectus supplement that omitted the Rule 430A Information that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 497(a) under the 1933 Act, including in each case any statement of additional information incorporated therein by reference, is herein called a “Preliminary Prospectus.”

The Company has prepared and will file with the Commission in accordance with Rule 497 under the 1933 Act, a prospectus supplement (the “Prospectus Supplement”) supplementing the Base Prospectus in connection with the offer and sale of the Securities.  The Base Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 497 under the 1933 Act (including the information, if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A or Rule 430C under the 1933 Act) are hereinafter referred to collectively as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the 1933 Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Preliminary Prospectus, together with the information set forth in Annex A hereto to be orally conveyed, when taken together as a whole is hereinafter referred to as the “Disclosure Package.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “disclosed,” “included,” “filed as part of” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, Disclosure Package or the Prospectus, as the case may be.  All references in this Agreement to the Registration Statement, Disclosure Package, the Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

1.           Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters, as of the date hereof, the Applicable Time, the Closing Date, referred to in Section 4 hereof, and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, as follows:

(a)           Compliance with Registration Requirements.

(i)           The Company meets the requirements for use of Form N-2 under the 1933 Act.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(ii)           At the respective times the Registration Statement, and any post-effective amendment thereto, became effective and at the Closing Date, as hereinafter defined (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement, and all amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date (and, if any Option Shares are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Underwriter for use in the Registration Statement or Prospectus it being understood and agreed that the only such information furnished to the Company in writing by the Underwriters consists of the information described in Section 9(b) below.

(iii)           The Disclosure Package as of the Applicable Time does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter or its representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 9(b) below.

(iv)           The Prospectus when filed, and as of the date of the Prospectus Supplement, complied in all material respects with the 1933 Act, and if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), will be substantially identical to the copy thereof delivered to the Underwriters for use in connection with this offering.

(b)           Independent Accountant.  BDO Seidman, LLP, who has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package, is an independent registered public accounting firm as required by the 1933 Act and Exchange Act.

(c)           Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included in the Registration Statement.  The consolidated selected financial data included in the Prospectus and the Disclosure Package presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement.  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(d)           Internal Control Over Financial Reporting.  The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that financial reporting is reliable and financial statements for external purposes are prepared in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with applicable law and the authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(e)           Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(f)           No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus:  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular quarterly dividends on the Common Stock in amounts per share consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(g)           Good Standing of the Company and its Subsidiaries.  The Company and each subsidiary that is a corporation have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of their incorporation and have the corporate power and authority to own, lease and operate their properties and to conduct their business as described in the Prospectus and the Disclosure Package and, in the case of the Company, to enter into and perform its obligations under this Agreement.  Each of the Company and each subsidiary that is a corporation is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding capital stock of each subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(h)           Subsidiaries of the Company.  The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the equity interests in Gas Solutions Holdings, Inc. (“Gas Solutions Holdings”), Prospect Capital Funding, LLC and Change Clean Energy Holdings, Inc., and (ii) those corporations or other entities described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”).  Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies.  In accordance with Article 6 of Regulation S-X under the 1933 Act, the Company is not required to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements other than Gas Solutions Holdings.

(i)           Portfolio Companies.  The Company has duly authorized, executed and delivered any agreements pursuant to which it made the investments described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”).  Except as otherwise disclosed in the Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects, with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Change.

(j)           BDC Election; Regulated Investment Company.  The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act; the Company’s BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission.  The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act, including the provisions applicable to business development companies and the rules and regulations of the Commission thereunder, including the provisions applicable to business development companies.

(k)           Authorization and Description of Common Stock.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Disclosure Package as of the date thereof under the caption “Capitalization” and “Selected Condensed Financial Data.”  The Common Stock (including the Securities) conform in all material respects to the description thereof contained in the Prospectus and the Disclosure Package.  All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws).  None of the outstanding Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.  No shares of preferred stock of the Company have been designated, offered, sold or issued and none of such shares of preferred stock are currently outstanding.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted thereunder, set forth in the Prospectus and the Disclosure Package accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.

(l)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any subsidiary is in violation of or default under its (i) charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package (i) have been duly authorized by all necessary corporate action, have been effected in accordance with Sections 15(c) and 63 of the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority, Inc. (the “FINRA”), formerly the National Association of Securities Dealers, Inc.

(m)           Intellectual Property Rights.  The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as described in the Prospectus and the Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.  To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(n)           Compliance with Environmental Law.  To the knowledge of the Company, the Advisor and the Administrator, the Company, its subsidiaries and each controlled Portfolio Company (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(o)           All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(p)           Investment Advisory Agreement.  (i) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (ii) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(q)           Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company, which is required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(r)           Accuracy of Exhibits.  There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the rules and regulations thereunder that have not been so described and filed as required.  Notwithstanding the foregoing, as of the date hereof, the Company has not filed certain contracts and documents as exhibits to the Registration Statement, although all such exhibits will be filed by post-effective amendment pursuant to Rule 462(d) under the 1933 Act within twenty-four (24) hours of the execution of this Agreement.

(s)           Advertisements.  Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Securities (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.  Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and the rules and interpretations of the FINRA (except that this representation and warranty does not apply to statements in or omissions from the Sales

Material made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter expressly for use therein).

(t)           Subchapter M.  During the past fiscal year, the Company has been organized and operated, and is currently organized and operates, in compliance in all material respects with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively).  The Company intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Code.

(u)           Tax Law Compliance.  The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus and the Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.  The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any subsidiary that could result in a Material Adverse Effect.

(v)           Distribution of Offering Materials.  The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus, the Disclosure Package or other materials, if any, permitted by the 1933 Act or the 1940 Act.

(w)           Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(x)           Nasdaq Global Market.  The Securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and have been approved for quotation on the Nasdaq Global Market (“NASDAQ”) upon notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NASDAQ, nor has the Company received any notification that the Commission or the FINRA is contemplating terminating such registration or listing.  The Company has continued to satisfy, in all material respects, all requirements for listing the Securities for trading on the NASDAQ.

(y)           No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(z)           Compliance with the Exchange Act; Reports Filed.  The documents filed by the Company with the Commission under the Exchange Act, including all such documents incorporated by reference in the Registration Statement, complied, and will comply in all material respects, with the requirements of the Exchange Act, and, when read together with the other information in the Disclosure Package and the Prospectus, at the time the Registration Statement and any amendments thereto became effective (or are deemed effective) and at the Applicable Time, the Closing Date or on any Date of Delivery, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has filed all reports required to be filed pursuant to the 1933 Act, the 1940 Act and the Exchange Act.

(aa)           Interested Persons.  Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters except as otherwise disclosed in the Registration Statement.

(bb)           No Unlawful Contributions or Other Payments.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus and the Disclosure Package.

(cc)           No Outstanding Loans or Other Indebtedness.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus and the Disclosure Package.

(dd)           Compliance with Laws.  The Company has not been advised, and has no knowledge, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result, individually or in the aggregate, in a Material Adverse Effect.

(ee)           Compliance with the Sarbanes-Oxley Act of 2002.  The Company has complied in all material respects with Sections 302 and 906 of the Sarbanes-Oxley Act and has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.

(ff)           Any certificate signed by any officer of the Company or the Adviser and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Adviser (as applicable), to each Underwriter as to the matters covered thereby.

2.           Representations and Warranties of the Adviser and the Administrator.

The Adviser and the Administrator, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, the Closing Date referred to in Section 4 hereof, and as of each Date of Delivery (if any) referred to in Section 3(b) hereof, and agree with each Underwriter as follows:

(a)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus and the Disclosure Package, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or the Administrator or any of their respective subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser or the Administrator from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires) or the Administration Agreement (an “Administrator Material Adverse Change” or an “Administrator Material Adverse Effect,” where the context so requires).

(b)           Good Standing.  Each of the Adviser and the Administrator (and each of their subsidiaries) has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement; the Adviser has full power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has full power and authority to execute and deliver the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(c)           Registration Under Advisers Act.  The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus and the Disclosure Package.  There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(d)           Absence of Proceedings.  There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect.

(e)           Absence of Defaults and Conflicts.  Neither the Adviser nor the Administrator is in violation of its certificate of formation or Limited Liability Company Agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus and the Disclosure Package under the caption “Use of Proceeds”) and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement and by the Administrator with its obligations hereunder and under the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to such Agreement except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser, the Administrator, or any of their respective assets, properties or operations except for such violations that would not reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(f)           Authorization of Agreements.  This Agreement has been duly authorized, executed and delivered by the Adviser and the Administrator; the Investment Advisory Agreement has been duly authorized, executed and delivered by the Adviser; and the Administration Agreement has been duly authorized, executed and delivered by the Administrator; the Investment Advisory Agreement and the Administration Agreement constitute valid and legally binding agreements of the Adviser and the Administrator, respectively, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) or similar laws affecting creditors’ rights generally and (ii) rights to indemnification and contribution may be limited to equitable principles of general applicability or by state or federal securities laws or the policies underlying such law.

(g)           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Disclosure Package or the Prospectus (including the use of the proceeds from the sale of the Securities as described in the Prospectus and the Disclosure Package under the caption “Use of Proceeds”), except (i) such as have been already obtained under the 1933 Act, the 1940 Act or the rules and regulations promulgated thereunder, (ii) such as may be required under state securities laws, (iii) the filing of the Notification of Election under the 1940 Act, which has been effected and (iv) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Securities are offered.

(h)           Description of the Adviser and the Administrator.  The description of the Adviser and the Administrator contained in the Prospectus and the Disclosure Package does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i)           Possession of Licenses and Permits.  Each of the Adviser and the Administrator possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; each of the Adviser and Administrator is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect or an Administrator Material Adverse Effect, as applicable.

(j)           Employment Status.  The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

3.           Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule II hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus Supplement upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment and delivery of such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters, but shall not be later than seven (7) full Business Days and no earlier than three (3) full Business Days after the exercise of said option, nor in any event prior to the Closing Date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

4.           Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 3(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC at 420 Fifth Avenue, 5th floor, New York, New York, 10001, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5.           Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus Supplement.

6.           Agreements.  The Company agrees with the several Underwriters that:

(a)           The Company, subject to Section 6(a)(ii), will comply with the requirements of Rule 497, and will notify the Underwriters as soon as practicable, and, in the cases of Sections 6(a)(ii)-(iv), confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to Section 8(d) of the 1933 Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement, or any supplement or revision to either the Base Prospectus included in the Registration Statement at the time a post-effective amendment thereto most recently became effective or to the Prospectus Supplement, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c)           If, at any time prior to the filing of the Prospectus Supplement, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)           If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus Supplement to comply with the 1933 Act or the

Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus Supplement, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus Supplement and (iv) supply any supplemented Prospectus Supplement to you in such quantities as you may reasonably request.

(e)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158.

(f)           The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of each Preliminary Prospectus and the Prospectus Supplement and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)           The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such states and jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)           The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus and the Disclosure Package under “Use of Proceeds.”

(i)           The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the Exchange Act within the time periods required by the 1940 Act and the Exchange Act and the rules and regulations of the Commission thereunder, respectively.

(j)           The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

(k)           The Company will not, without the prior written consent of Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC and SunTrust Robinson Humphrey, Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell, if applicable, Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Applicable Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Applicable Time.  Notwithstanding the foregoing, if (x) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 30-day lock-up period and ends on the last day of the 30-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 30-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day lock-up period, then the 30-day lock-up period will be extended until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, unless the Company obtains a written waiver from the Representatives.  The Company will provide the Representatives and any co-managers and each individual subject to the 30-day lock-up period pursuant to the lockup letters described in Section 7(l) with prior notice of any such announcement that gives rise to an extension of the 30-day lock-up period.

(l)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m)           The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus and the Prospectus Supplement, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus and the Prospectus Supplement, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Company’s officers and other employees in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

7.           Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Registration Statement, has become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no stop order pursuant to Section 8(d) of the 1933 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)           The Company’s General Counsel shall have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B thereto.

(c)           The Company shall have requested, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit C thereto.

(d)           The Company shall have requested, and Venable LLP, Maryland counsel for the Company, shall have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit D thereto.

(e)           The Representatives shall have received from Clifford Chance US LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus Supplement (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus Supplement and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)           the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)           since the date of the most recent financial statements included in the Disclosure Package and the Prospectus Supplement (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus Supplement (exclusive of any supplement thereto).

(g)           The Company shall have requested and caused BDO Seidman, LLP to have furnished to the Representatives, at the Applicable Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the 1933 Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended December 31, 2008, and as at December 31, 2008, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

(i)           in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii)           on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month period ended December 31, 2008, and as at December 31, 2008 included in the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit, nominating and corporate governance committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to June 30, 2008, nothing came to their attention which caused them to believe that:

(1)           any unaudited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement do not comply as to form with applicable accounting requirements of the 1933 Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement;

(2)           with respect to the period subsequent to December 31, 2008, there were any changes, at a specified date not more than five days prior to the date of the letter, in the credit facility payable or payable for securities purchased or decreases in the net assets as compared with the amounts shown on the December 31, 2008 consolidated statement of assets and liabilities included in the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement, or for the period from January 1, 2009 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter in total investment income, net investment income or earnings per common share of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

(3)           the information included in the Registration Statement, the Preliminary Prospectus and Prospectus Supplement in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii)           they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus Supplement and in Exhibit 12 to the Registration Statement, including the information set forth under the caption “Selected Condensed Financial Data” in the Preliminary Prospectus and the Prospectus Supplement.

References to the Prospectus Supplement in this paragraph (g) include any supplement thereto at the date of the letter.

(h)           Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (after giving effect to any amendment thereof on or prior to the Applicable Time and to any amendment pursuant to Rule 462(d)) and the Prospectus Supplement (after giving effect to any amendment or supplement thereto on or prior to the Applicable Time or providing Rule 430A Information), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus Supplement (after giving effect to any amendment or supplement thereto on or prior to the Applicable Time or providing Rule 430A Information) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (after giving effect to any amendment thereof on or prior to the Applicable Time and to any amendment pursuant to Rule 462(d)), the Disclosure Package and the Prospectus Supplement (after giving effect to any amendment or supplement thereto on or prior to the Applicable Time or providing Rule 430A Information).

(i)           Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)           On the Closing Date, the Underwriters shall have received from BDO Seidman, LLP a letter, dated as of Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(g) of this Agreement.

(k)           The FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)           On or before the date hereof, the Company shall have procured for the benefit of the Underwriters lock-up agreements, in the form of Exhibit A attached hereto, from all of the Company’s officers and directors, the Adviser and all of the officers and directors of the Adviser.

(m)           In the event that the Underwriters exercise their option provided in Section 3(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company, the Adviser and the Administrator contained herein and the statements in any certificates furnished by the Company, the Adviser and the Administrator hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

(i)           Certificates, dated such Date of Delivery, of a duly authorized officer of the Company, the Adviser and the Administrator and of the chief financial or chief accounting officer of the Company, the Adviser and the Administrator confirming that the information contained in the certificate delivered by each of them at the Closing Date pursuant to Section 7(f) hereof remains true and correct as of such Date of Delivery.

(ii)           The opinions of the Company’s General Counsel, Skadden, Arps, Slate, Meagher & Flom LLP and Venable LLP, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 7(b), 7(c) and 7(d) hereof.

(iii)           The opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 7(e) hereof.

(iv)           A letter from BDO Seidman, LLP in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(g) hereof.

(n)           On the Closing Date and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(o)           If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Date or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 2, 9 and 14 shall survive any such termination and remain in full force and effect.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Clifford Chance US LLP, counsel for the Underwriters, at 31 West 52nd Street, New York, New York,  10019, on the Closing Date.

8.           Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.           Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act, the Exchange Act or the 1940 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Disclosure Package, the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Disclosure Package and the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Disclosure Package or the Prospectus Supplement.

(c)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus Supplement.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the

Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the 1933 Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

10.           Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the New York Stock Exchange or the NASDAQ shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Prospectus Supplement (exclusive of any amendment or supplement thereto).

12.           Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.           Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC General Counsel (fax no.:  (212) 687-1105) and confirmed to the General Counsel, Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC at 420 Fifth Avenue, 5th floor, New York, New York, 10001, Attention:  General Counsel and (ii) SunTrust Robinson Humphrey, Inc., 303 Peachtree St., NE, Atlanta, Georgia 30308 or, if sent to the Company or the Adviser, will be mailed, delivered or telefaxed to it at (212) 448-9652 and confirmed to it at Prospect Capital Corporation, 10 East 40th Street, New York, New York 10016, attention Joseph Ferraro.

14.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.           No fiduciary duty.  The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16.           Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.           Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.           Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.           Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“1940 Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Advisors Act” shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

“Applicable Time” shall mean the time of sale of the applicable Securities.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Rule 158”, “Rule 430A”, “Rule 430C”, “Rule 436” and “Rule 492” refer to such rules under the 1933 Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser, the Administrator and the several Underwriters.

Very truly yours,

Prospect Capital Corporation

By:
Name:
Title:

Prospect Capital Management LLC

By:
Name:
Title:

Prospect Capital Administration LLC

By:
Name:
Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC

By:
Name: Title:

SunTrust Robinson Humphrey, Inc.

By:
Name:
Title:

For themselves and the other
several Underwriters, if any,
named in Schedule II
to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated April 22, 2009

Registration Statement No. 333-143819

Representatives:  Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC and SunTrust Robinson Humphrey, Inc.

Title, Purchase Price and Description of Securities:

Title:  Common Stock

Number of Underwritten Securities to be sold by the Company:  3,2000,000

Number of Option Securities to be sold by the Company:  480,000

Price per Share to Public:  $7.75

Price per Share to the Underwriters:  $7.38

Closing Date, Time and Location:  April 27, 2009 at 10:00 a.m. at Clifford Chance US LLP, New York, New York  10019.

Type of Offering:  Non-Delayed

Date referred to in Section 6(k) after which the Company may offer or sell securities issued by the Company without the consent of the Representatives:  30 days after the date hereof

Modification of items to be covered by the letter from BDO Seidman, LLP delivered pursuant to Section 7(g) at the Applicable Time:  None

Sch. I-1

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased	Number of Option Securities to be Purchased
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC	1,625,000	312,000
SunTrust Robinson Humphrey, Inc.	875,000	168,000
Ladenburg Thalmann	700,000	—
Total	3,200,000	480,000

Sch.II-1

ANNEX A

Number of Underwritten Securities to be sold by the Company:	3,200,000
Number of Option Securities to be sold by the Company:	480,000
Price per Share to Public:	$7.75
Price per Share to the Underwriters:	$7.38

A-1

EXHIBIT A
Prospect Capital Corporation
Public Offering of Common Stock

April [  ], 2009

Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC
SunTrust Robinson Humphrey, Inc.
As Representatives of the several Underwriters

c/o	Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC
420 Fifth Avenue, 5th Floor
New York, New York 10001

c/o	SunTrust Robinson Humphrey, Inc.
303 Peachtree St., NE
Atlanta, GA 30308

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of common stock (“Common Stock”) of Prospect Capital Corporation, a Maryland corporation (the “Company”) or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, the “Securities”). The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that each of you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement (this “Agreement”) in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household and any trustee of any trust that holds Securities for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC and SunTrust Robinson Humphrey, Inc. (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), loan, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of, or grant any rights with respect to, any Common Stock, options or warrants to acquire Common Stock, or Securities currently or hereafter owned either of record or beneficially (as defined in Rules 13d-3 and 16a-1(a) under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 30 days after the date hereof (the “Lock-up Period”). The foregoing restrictions have been expressly agreed to by the undersigned so as to preclude the undersigned (or such spouse, family member or trustee) from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without

A-1

limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities.

The foregoing shall not apply to bona fide gifts or transfers to trusts (without consideration) for the benefit of the undersigned, any spouse, immediate family member or a charitable, educational or religious institution by the undersigned, provided that the donee(s) agree in writing prior to such disposition to be bound by the restrictions set forth herein and to the extent any interest in the Securities is retained by the undersigned (or such spouse or family member), the Securities shall remain subject to the restrictions contained in this Agreement.

Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-up Period and ends on the last day of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the Lock-up Period will be extended until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, unless the Company obtains a written waiver from the Representatives.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Securities held by the undersigned or such spouse or family member as described herein except in compliance with this Agreement.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

Yours very truly,

Name:
Title:

A-2

EXHIBIT B

Opinion of the General Counsel of the Company

(i)           To such counsel’s knowledge, no holders of securities of the Company have contractual rights to require the registration under the 1933 Act of resales of such securities;

(ii)           Except as disclosed in the Registration Statement and the Prospectus Supplement, as of the date of the Prospectus, to such counsel’s knowledge, there were no options, warrants or other rights to purchase or acquire any shares of capital stock of the Company;

(iii)           To such counsel’s knowledge, there are no U.S. federal or New York State legal or governmental proceedings pending or threatened to which the Adviser or the Administrator is a party or to which the properties of the Adviser or the Administrator are subject that are required under the 1933 Act to be described in the Registration Statement and the Prospectus and are not so described, or which seek to restrain, enjoin or prevent the consummation of the issuance or sale of the Securities to be sold under the Underwriting Agreement;

(iv)           To such counsel’s knowledge, (i) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or its directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal or New York State governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described, and (ii) there are no indentures, contracts, leases, mortgages, deeds of trust, note agreements, loans or other agreements or instruments of a character required to be described in the Prospectus or filed as an exhibit to the Registration Statement, which are not so described or filed, as required by the 1933 Act and the rules and regulations thereunder; and

(v)           Neither the execution and delivery by the Company of the Underwriting Agreement nor the issuance and sale of the Securities to the Underwriters, conflict with or constitute a breach or violation of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to any of the agreements listed on Schedule A to such counsel’s opinion (except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Material Adverse Effect), nor, to the knowledge of such counsel, will such action result in any judgment, order, writ or decree, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, or any of its properties, assets or operations.

B-1

EXHIBIT C

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

(i)           The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of New York;

(ii)           The statements in the Prospectus under the heading “Regulation” and in the Registration Statement under Item 30, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, constitute accurate summaries or descriptions thereof in all material respects. The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” to the extent that they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, are accurate in all material respects;

(iii)           The Registration Statement and the Prospectus Supplement, as of their respective effective or issue dates (including without limitation each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act and the rules regulations promulgated thereunder) (other than the financial statements and supporting schedules included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of Form N-2, the applicable requirements of the 1933 Act and the 1940 Act;

(iv)           Neither the execution and delivery by the Company of the Underwriting Agreement nor the issuance and sale of the Securities to the Underwriters will result in violation of any applicable U.S. federal or New York State law, statute, rule or regulation.

(v)           No consent, approval, authorization or filing with or order of any U.S. federal or New York State court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the U.S. federal securities laws and the rules and regulations promulgated thereunder, and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement, as to which such counsel does not express any opinion;

(vi)           The Company has duly elected to be treated under the 1940 Act as a business development company and such election is effective.  The provisions of the Company’s amended and restated articles of incorporation and by-laws and the investment objectives, policies and restrictions described in the Registration Statement and the Prospectus Supplement are not inconsistent with the provisions of the 1940 Act applicable to the Company as a “business development company” thereunder;

(vii)           The terms of the Underwriting Agreement, the Investment Advisory Agreement and the Administration Agreement comply in all material respects with, and such agreements have been duly approved and the issuance and sale of the Securities has been effected in accordance with all applicable provisions of the 1940 Act, and, with respect to the Investment Advisory Agreement, the Advisers Act and the rules and regulations promulgated thereunder, except that such counsel need not express any opinion regarding the amount of fees provided for in such agreements; and to the best of our knowledge after reasonably inquiry, the Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement;

(viii)           The Adviser has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Adviser is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of New York;

(ix)           The Administrator has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Administrator is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of New York;

(x)           The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and, to such counsel’s knowledge, is not prohibited by the Advisers Act, the 1940 Act or the applicable rules and regulations thereunder from acting under the Investment Advisory Agreement as an investment adviser to the Company and, to such counsel’s knowledge, no order of suspension or revocation of such registration under the Advisers Act has been issued and no proceedings are pending or threatened, which could reasonably be expected to adversely affect the registration of the Adviser with the Commission;

(xi)           Each of the Underwriting Agreement and the Investment Advisory Agreement has been duly authorized by all necessary corporate action on the part of the Adviser and has been duly executed and delivered by the Adviser;

(xii)           Each of the Underwriting Agreement and the Administration Agreement has been duly authorized by all necessary corporate action on the part of the Administrator and has been duly executed and delivered by the Administrator; and

(xiii)           To such counsel’s knowledge, no consent, approval, authorization or filing with or order of any court or governmental agency or body in the United States having jurisdiction over the Adviser and the Administrator is required for the consummation by the Adviser and the Administrator of the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the 1933 Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus, or under the by-laws, rules and regulations of the FINRA.

Such counsel shall state that such counsel has, in connection with the preparation of the Registration Statement and the Prospectus Supplement, participated in conferences with representatives of the Company, the independent public accountants for the Company, the Underwriters and Underwriters’ counsel at which the contents of such documents and related matters were discussed, and such counsel has reviewed certain corporate records, documents and proceedings.  Based upon the foregoing, nothing has come to such counsel’s attention that would lead such counsel to believe that (i) the Registration Statement (except for financial statements and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Registration Statement (except for financial statements and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the regulations promulgated under the 1933

Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Disclosure Package (except for financial statements and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) that the Prospectus Supplement (except for financial statements and schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), as of the date of the Prospectus Supplement or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT D

Opinion of Venable LLP, Maryland counsel for the Company

(i)           The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.  The Company has the corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Business”;

(ii)           The authorized, issued and outstanding capital stock of the Company was as set forth in the General Disclosure Package and the Prospectus Supplement under the caption “Capitalization” as of the date stated therein, and the shares of capital stock of the Company issued and outstanding as of such date were duly authorized, validly issued, fully paid and nonassessable, and were not subject to preemptive rights or other similar rights under the Maryland General Corporation Law (“MGCL”) or the charter or bylaws of the Company;

(iii)           The sale and issuance of the Securities have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement and the Resolutions, will be validly issued, fully paid and nonassessable. The issuance of the Securities is not  subject to preemptive rights or other similar rights under the MGCL or the charter or bylaws of the Company;

(iv)           The statements in the General Disclosure Package and the Prospectus under the headings “Risk Factors—Risks Relating to Our Securities—Provisions of the Maryland General Corporation Law and our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock” and “Description of Our Capital Stock” and in the Registration Statement under Item 30, insofar as such statements purport to summarize certain provisions of Maryland law or the charter or bylaws of the Company, are accurate in all material respects;

(v)           The Company has the corporate power to execute and deliver the Underwriting Agreement and to perform it obligations thereunder.

(vi)           The execution and delivery of each of the Underwriting Agreement, Investment Advisory Agreement and the Administration Agreement have been duly authorized by all necessary corporate action on the part of the Company and each of the Underwriting Agreement, Investment Advisory Agreement and the Administration Agreement has been duly executed and, so far as is known to such counsel, delivered by the Company;

(vii)           The terms of the Common Stock conform as to legal matters in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Description of Our Capital Stock”;

(viii)           Neither the execution and delivery by the Company of the Underwriting Agreement nor the issuance and sale of the Securities to the Underwriters, conflict with or constitute a breach of the amended and restated articles of incorporation or bylaws of the Company, or any Maryland law or regulation or, so far as known to such counsel, any order or decree, of the State of Maryland applicable to the Company (other than any law, regulation, order or decree in connection with the securities laws of the State of Maryland, as to which no opinion is hereby expressed);

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(ix)           The common stock certificate complies with the applicable requirements of the MGCL and with any applicable requirement under the charter and bylaws of the Company; and

(x)           No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority of the State of Maryland is required for the execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof, or the issuance and sale of the Securities being delivered on the Closing Date, except such as have been obtained or made, if any (other than any consent, approval, authorization, order, registration or qualification in connection wit the securities laws of the State of Maryland, as to which no opinion is expressed hereby).

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